EXHIBIT 10.3

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

     SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Second Amendment”) dated as of September 5, 2007, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (“Purchaser”) and THOMAS G. KUNIGONIS, JR., ("Shareholder").

RECITALS

     Purchaser and Shareholder are parties to that certain Stock Purchase Agreement dated August 31, 2007 (the “Purchase Agreement”) and that First Amendment to Stock Purchase Agreement dated as of August 31, 2007. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     WHEREAS, the parties desire to further amend the Purchase Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1. Waiver of Covenants and Closing Conditions. Purchaser acknowledges and accepts that as of Closing, notwithstanding the certificates of Shareholder and of the Chief Financial Officer and Chief Operating Officer of the Company to be delivered at Closing, the Company will not have entered into written agreements with Hub City Media and Denali memorializing the existing business arrangements between Hub City Media and Denali, respectively, and the Company, (collectively, the “Hub City and Denali Agreements”). Purchaser hereby waives, as of the date hereof and as of Closing, the conditions and covenants set forth in the Purchase Agreement to the extent such conditions or covenants are breached or not fulfilled as a result of the failure of the Company to enter into the Hub City and Denali Agreements as of Closing, including without limitation the conditions to Closing set forth in subsection (K) of Section 6.2 of the Purchase Agreement (but such waiver to apply only to the extent the failure or breach of such Closing conditions and related covenants arise from the failure to enter into the Hub City and Denali Agreements).

     2. Scope of Amendment. Any provision of the Purchase Agreement inconsistent with the terms of this Second Amendment is hereby amended. Except as amended hereby, the Purchase Agreement, as previously amended, remains unamended and in full force and effect.

[Signature Page Follows]

     IN WITNESS WHEREOF, Purchaser and Shareholder have caused this Agreement to be signed as of the date first written above.

INCENTRA SOLUTIONS, INC.

By:
Name: Thomas P. Sweeney III Title: Chief Executive Officer

SHAREHOLDER

Thomas G. Kunigonis, Jr.